                               LETTER TO CLIENTS

                               OFFER TO EXCHANGE
                       0.3424 OF A SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                         QUEST DIAGNOSTICS INCORPORATED

                                       OR

                                 $19.10 IN CASH

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                               UNILAB CORPORATION

SUBJECT, IN EACH CASE, TO THE PRORATION AND ELECTION PROCEDURES DESCRIBED IN THE
                                   PROSPECTUS
              AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 3, 2003, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED
 PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF
                                   THE OFFER.

                                                                January 21, 2003

To Our Clients:

     Enclosed for your consideration is Prospectus Supplement No. 1, dated January 21, 2003 ("Prospectus Supplement No. 1" and, together with the Prospectus dated August 6, 2002, the "Prospectus"), and the related Letter of Election and Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Quest Diagnostics Newco Incorporated, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation ("Quest Diagnostics"), to exchange each outstanding share of common stock, par value $.01 per share (the "Shares"), of Unilab Corporation, a Delaware corporation (the "Company"), for (i) 0.3424 of a share of common stock, par value $.01 per share, of Quest Diagnostics ("Quest Diagnostics Shares"), or (ii) $19.10 in cash, without interest, at the election of the holder thereof and upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Election and Transmittal.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF ELECTION AND TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Election and Transmittal, and, if you wish to tender, the form of consideration that you wish to receive in exchange for your Shares.

     Your attention is invited to the following:

          1.  Purchaser is offering to exchange each outstanding Share for
     0.3424 of a Quest Diagnostics Share or $19.10 in cash, without interest, at your election and subject to the proration procedures described in the Prospectus and the Letter of Election and Transmittal.

          2. The aggregate cash consideration that holders of Shares may receive in the Offer is subject to a pro rata reduction because not more than 41.62% of the Shares outstanding immediately prior to the expiration of the Offer can be exchanged for cash.

          3. The aggregate stock consideration that the undersigned may receive in the Offer is subject to a pro rata reduction because not more than 8,500,000 Quest Diagnostics Shares will be issued in the Offer and the Merger (as defined below).

          4. If you instruct us to tender Shares but fail to make a proper election, you will be deemed to have elected to receive cash in exchange for your Shares, and upon completion of the Offer you will receive $19.10 in cash, without interest, for each Share you validly tender for exchange, subject to the proration described in the Prospectus.

          5.  The Offer is being made for all outstanding Shares.

          6. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 2, 2002, and amended as of May 13, 2002, June 20, 2002, September 25, 2002 and January 4, 2003 (as amended, the "Merger Agreement"), among Quest Diagnostics, Purchaser and the Company. The Merger Agreement provides, among other things, that following completion of the Offer and the satisfaction or, if permissible, waiver of all conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law ("Delaware Law"), the Company will be merged with and into Purchaser or, depending on certain tax matters, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the Company's treasury or Shares held by Quest Diagnostics, Purchaser or any wholly owned subsidiary of Quest Diagnostics or Purchaser, or Shares held by any stockholder that has perfected appraisal rights, if available) will be cancelled and converted into 0.3424 of a Quest Diagnostics Share, upon the terms and conditions of the Merger Agreement, and subject to the proration described in the Prospectus.

          7. The Board of Directors of the Company has determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, the Company and the holders of Shares, has approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and recommends that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          8. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 3, 2003, UNLESS THE OFFER IS EXTENDED.

          9. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which constitutes at least 50.1% of the aggregate number of outstanding Shares on a fully diluted basis (as though all options exercisable for Shares had been converted, exercised or exchanged) and (ii) the Federal Trade Commission having provisionally approved the consent decree reflecting, among other things, the transactions contemplated by the asset purchase agreement with respect to the sale by Quest Diagnostics to such purchaser of certain of Quest Diagnostics' assets located in Northern California. The Offer is also subject to other conditions set forth in the Prospectus, which you should review in detail.

          10. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by the Company, except as otherwise provided in the Letter of Election and Transmittal.

     The Offer is being made solely by means of the Prospectus and the related Letter of Election and Transmittal (and any supplements and amendments thereto) and is being made to all holders of Shares. Except as disclosed in the Prospectus, Quest Diagnostics and Purchaser are not aware of any state in which the making of the Offer or the acceptance of Shares pursuant to the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Quest Diagnostics or Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Quest Diagnostics and Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Quest Diagnostics and Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such state. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Quest Diagnostics and Purchaser by Merrill Lynch & Co., the Dealer Manager for the Offer, or one or more registered brokers of dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Shares, all your Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                       0.3424 OF A SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                         QUEST DIAGNOSTICS INCORPORATED

                                       OR

                                 $19.10 IN CASH

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                               UNILAB CORPORATION

SUBJECT, IN EACH CASE, TO THE PRORATION AND ELECTION PROCEDURES DESCRIBED IN THE
                                   PROSPECTUS
              AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus Supplement No. 1, dated January 21, 2003 ("Prospectus Supplement No. 1"), which amends and supplements the enclosed Prospectus, dated August 6, 2002 (together with Prospectus Supplement No. 1, the "Prospectus"), and the related Letter of Election and Transmittal in connection with the offer by Quest Diagnostics Newco Incorporated, a Delaware corporation and a wholly owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation ("Quest Diagnostics"), to exchange each outstanding share of common stock, par value $.01 per share (the "Shares"), of Unilab Corporation, a Delaware corporation, for (i) 0.3424 of a share of common stock, par value $.01 per share, of Quest Diagnostics ("Quest Diagnostics Shares"), or (ii) $19.10 in cash, without interest, at the election of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal, including the terms relating to proration.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have elected to receive cash, in which case, upon completion of the offer, the undersigned will receive $19.10 in cash, without interest, for each Share validly tendered for exchange, subject to the proration described in the Prospectus.

[ ] The undersigned is electing to receive cash in exchange for all the undersigned's Shares, subject to proration.

[ ] The undersigned is electing to receive Quest Diagnostics Shares in exchange for all the undersigned's Shares, subject to proration.

[ ] The undersigned is electing to exchange ____ Shares for cash and to exchange the remainder of the undersigned's Shares for Quest Diagnostics Shares, subject to proration.


  Account No.:                                                                             SIGN HERE
                                                                  -----------------------------------------------------------
  Number of Shares to Be Tendered:                                -----------------------------------------------------------
  ----------------------------------------------- (1)                                    SIGNATURE(S)
                                                                  -----------------------------------------------------------
  Dated: ---------------------------------------- , 2003          -----------------------------------------------------------
                                                                                 PLEASE TYPE OR PRINT NAME(S)
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
                                                                                 PLEASE TYPE OR PRINT ADDRESS
                                                                  -----------------------------------------------------------
                                                                                AREA CODE AND TELEPHONE NUMBER
                                                                  -----------------------------------------------------------
                                                                       TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

---------------

(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.